UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1600822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, WA 98052

(Address, including Zip Code, of Principal Executive Offices)

2013 MicroVision, Inc. Incentive Plan

(Full title of the plan)

David J. Westgor

Vice President, General Counsel, and Secretary

MicroVision, Inc.

6244 185th Avenue NE, Suite 100

Redmond, WA 98052

(425) 936-6847

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel F. Freedman

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001	1,200,000	$2.05	$2,460,000	$316.85

(1)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on June 27, 2014.

EXPLANATORY NOTE

This Registration Statement has been filed to register 1,200,000 additional shares of common stock to be offered pursuant to the 2013 MicroVision, Inc. Incentive Plan. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of the following Registration Statements on Form S-8 filed with the Securities and Exchange Commission: File Nos. 333-89176, 333-42276, 333-71373, 333-19011, 333-163929, 333-173114, 333-184701 and 333-189740.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 27th day of June, 2014.

MICROVISION, INC.

By:	/s/ David J. Westgor
Name:	David J. Westgor
Title:	Vice President, General Counsel & Secretary

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 27th day of June, 2014.

Signature	Title

/s/ Alexander Tokman Alexander Tokman	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen Holt Stephen Holt	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ * Richard A. Cowell	Director

/s/ * Slade Gorton	Director

/s/ * Jeanette Horan	Director

/s/ * Perry Mulligan	Director

/s/ * Brian Turner	Director

/s/ *	Director
Thomas M. Walker

*By: /s/ David J. Westgor
Attorney-in-Fact

EXHIBIT INDEX

Number	Title of Exhibit

4.1	Amended and Restated Certificate of Incorporation of MicroVision, Inc.(1)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of MicroVision, Inc.(2)

4.3	Bylaws of MicroVision, Inc.(3)

4.4	2013 MicroVision, Inc. Incentive Plan.

4.5	Form of specimen certificate for common stock. (3)

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Independent Registered Public Accounting Firm—Moss Adams LLP.

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

(1)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 17, 2012.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 27, 2013.